Exhibit 99.1

NEWS RELEASE

Trans Energy, Inc.

210 Second Street

PO Box 393

St. Marys, WV 26170

Company contact:

Steve Lucado

304-684-7053

www.transenergyinc.com

TRANS ENERGY, INC APPOINTS JOSH SHERMAN

TO ITS BOARD OF DIRECTORS

St. Marys, West Virginia, September 4, 2012— Trans Energy, Inc. (OTCQB: TENG), a pure play Marcellus Shale exploration and production company, today announced the appointment of Josh Sherman to the company’s Board of Directors. Mr. Sherman will serve as an independent director for Trans Energy and lead the company’s audit committee. He will also serve as a board member of Trans Energy’s wholly-owned subsidiary, American Shale Development, Inc. The company further announced the resignation of Dr. Benjamin H. Thomas from the Board of Directors.

“We welcome Josh to our company’s Board of Directors,” said John Corp, President of Trans Energy. “Josh’s experience in the oil and natural gas industry, coupled with his in-depth knowledge and understanding of complex financial transactions, is particularly important as we grow our company’s core position in the liquid-rich Marcellus Shale. His expertise with SEC reporting practices will further help us explore a potential listing on the NASDAQ or NYSE, as well as, work on any capital initiatives that may be required in the future.”

Mr. Sherman has more than 14 years of experience in the oil and gas industry, with an emphasis on financial reporting. He is currently a partner at the energy focused consulting firm, Opportune, LLP, where he leads the firm’s complex financial reporting practice. Mr. Sherman further served as Chairman of the Audit Committee of Voyager Oil and Gas, serving from November 2010 until that company’s merger in July of this year.

In addition, Trans Energy, Inc. has announced the resignation of Dr. Benjamin H. Thomas from the Board of Directors of the Company and of its wholly-owned subsidiary, American Shale Development, Inc. Dr. Thomas’s desire to dedicate more time to his full-time teaching and consulting activities prompted his decision to resign.

Stephen Lucado, Director at Trans Energy said, “Ben’s dedication and counsel to Trans Energy has been extremely helpful as we have worked to grow and develop our more than 62,000 gross acres in the core of the Marcellus. We now have more than 400 potential drilling locations in Marshall, Wetzel, Tyler and Marion counties, 122 of which need only permits to drill thanks to hard working people at Trans Energy like Ben. We thank Ben for his hard work and wish him well in his endeavors.”

About Trans Energy, Inc.

Trans Energy, Inc. (OTCQB: TENG) is an oil and gas exploration and development company in the Appalachian Basin. Further information can be found on the Company’s website at www.transenergyinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.